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                                                                EXHIBIT 10.2(c)




                                  CLARCOR INC.
                          SUPPLEMENTAL RETIREMENT PLAN

              (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 1994)

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                                  CLARCOR INC.
                          SUPPLEMENTAL RETIREMENT PLAN
              (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 1994)

CLARCOR Inc., a Delaware corporation ("CLARCOR"), hereby amends and restates, effective as of December 1, 1994, this Supplemental Retirement Plan ("Plan") providing for the payment of certain retirement and other benefits to Participants (as hereinafter defined). The provisions of this Plan shall apply to all Participants who retire or otherwise terminate employment with CLARCOR and its subsidiaries on or after December 1, 1994. The benefits, rights and obligations relative to Participants who retired or terminated prior to that date shall be governed by the provisions of this plan as in effect on the date of their retirement or termination.


                                    ARTICLE I
                                   DEFINITIONS

For all purposes of the Plan, words and phrases as used herein with the initial letter capitalized shall have the respective meanings stated:

AVERAGE MONTHLY COMPENSATION means the result obtained by dividing the total Compensation received by a Participant for the three consecutive fiscal years of service for CLARCOR for which such Participant received his or her highest Compensation by 36. In the case of a Participant deemed totally and permanently disabled, the Compensation received in the fiscal year preceding that in which the disability commences shall be appropriately annualized and divided by twelve. The greater of the amount so computed or that based on the three fiscal years shall be the Average Monthly Compensation of the disabled Participant.

BOARD means the Board of Directors of CLARCOR Inc.

CAUSE means fraud, misappropriation or intentional material damage to the property or business of CLARCOR or commission of a felony.

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CHANGE OF CONTROL means, with respect to a Participant, a significant change in the ownership of the stock of CLARCOR or in the membership of the Board, as such change may be defined in an employment, severance, change of control or comparable agreement ("Change of Control Agreement"), if any, between CLARCOR and the Participant.

CLARCOR PENSION PLAN means the CLARCOR Inc. Pension Plan (formerly the 1984 Restated CLARCOR Pension Trust) as restated or amended from time to time.

CLARCOR SUPPLEMENTAL PLAN means the CLARCOR Inc. 1994 Supplemental Pension Plan as restated or amended from time to time.

COMPENSATION means the amount received by a Participant for services rendered by such Participant to CLARCOR and its subsidiaries as base salary, bonuses and other annual cash incentives, including amounts of compensation deferred by the Participant under the Retirement Savings Plan or similar programs and cash and cash value of shares received under the Long Range Performance Share Plan; compensation excludes (i) any extraordinary cash or imputed compensation, such as the taxable value of benefits or perquisites provided by CLARCOR, (ii) amounts paid or accrued under any other long-term incentive plan of CLARCOR,
(iii) any cash or securities received by a Participant upon the exercise of a stock appreciation right or stock option, (iv) employer contributions to any tax-qualified retirement plan or to CLARCOR's Monthly Investment Plan, and (v) the difference between the exercise price of any stock option exercised by a Participant and the then fair market value of the securities of CLARCOR thereby acquired.

DEFERRED RETIREMENT DATE means the first day of the month coincident with or next following the date the Participant terminates employment with CLARCOR and/or its subsidiaries after his or her Normal Retirement Date.

DISABILITY means "total and permanent disability," as defined in the CLARCOR Pension Plan.

DISABILITY RETIREMENT DATE means the first day of the month coincident with or next following the date that the Board determines that a Participant has become Disabled.

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INVOLUNTARY TERMINATION means, with respect to a Participant, a termination of the employment of the Participant under circumstances that entitle the Participant to receive severance benefits that are payable only in the event of an "involuntary termination," as such change may be defined in a "Change of Control Agreement," if any, between CLARCOR and the Participant.

NORMAL RETIREMENT BENEFIT shall have the meaning set forth in Article II.

NORMAL RETIREMENT DATE means the first day of the month coincident with or next following the date a Participant attains age 65.

PARTICIPANT means those officers or key employees of CLARCOR or a subsidiary who have been designated by the Board as Participants in the Plan.

PBGC means the Pension Benefit Guaranty Corporation.

PENSION RETIREMENT BENEFIT means the amount that would be payable to the Participant as a monthly pension for life if the Participant had elected to receive a pension payable for his or her life with two-thirds (66-2/3 %) of such amount payable to his or her surviving spouse, if any, for the life of such surviving spouse, determined in accordance with the provisions of the CLARCOR Pension Plan, as though the Participant had elected such optional form of pension. If the Participant does not have a spouse at the time of his or her retirement or other termination, his or her Pension Retirement Benefit shall be the amount payable to the Participant as a monthly pension for his or her life.

PLAN means the CLARCOR Inc. Supplemental Retirement Plan, as set forth herein.

PLAN ADMINISTRATOR means the individuals or entity responsible for administration of the Plan determined in accordance with Article XVI of the Plan.

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                                   ARTICLE II
                            NORMAL RETIREMENT BENEFIT

In the event the employment of a Participant by CLARCOR and/or its subsidiaries terminates at Normal Retirement Date for any reason other than Cause or death, such Participant shall receive a monthly benefit for his or her life (the "Normal Retirement Benefit") pursuant to this Plan equal to:

          (1)  sixty five (65%) percent of the Participant's Average Monthly
                       Compensation;
               reduced by
          (2)  the sum of his or her Pension Retirement Benefits payable at
                       Normal Retirement Date under the CLARCOR Pension Plan and the CLARCOR Supplemental Plan;
               and by
          (3)  the retirement benefits, if any, that may have been provided to the Participant by a prior employer, if such reduction has been specified by the Board as a condition of the Participant's entry into this Plan.

Payment of benefits pursuant to this Article II shall commence on the Participant's Normal Retirement Date and shall be subject to the provisions of
Article VII and Article IX of the Plan (relating to death and form of payment of benefits, respectively).


                                   ARTICLE III
                            EARLY RETIREMENT BENEFIT

In the event the employment of a Participant by CLARCOR and/or its subsidiaries terminates prior to his or her Normal Retirement Date but after he has both attained age 60 and completed at least five years of service, for any reason other than Cause, death or Involuntary Termination following a Change of Control, such Participant shall receive a monthly benefit for his or her life equal to:

     (a)  The product of

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          (1)  sixty five (65%) percent of the Participant's Average
                       Monthly Compensation computed at termination; and
          (2)  a fraction, the numerator of which is the number of years of such Participant's actual service to CLARCOR and/or its subsidiaries (plus, in the case of a Participant whose benefit is reduced under clause (4) of this paragraph by any retirement benefits provided by a prior employer, the Participant's years of service for such prior employer). and the denominator of which is the number of years of such service the Participant would have had if his or her employment had continued until Normal Retirement Date;
               reduced by
          (3)  the sum of his or her Pension Retirement Benefits payable at
                       Normal Retirement Date under the CLARCOR Pension Plan and the CLARCOR Supplemental Plan;
               and by
          (4)  the retirement benefits, if any, that may have been provided to the Participant by a prior employer, if such reduction has been specified by the Board as a condition of the Participant's entry into this Plan.

     (b) Payment of benefits shall commence either (i) on the Participant's Normal Retirement Date or (ii) the first day of any month beginning after the Participant's termination of employment with CLARCOR and any of its subsidiaries, as the Plan
          Administrator shall determine and shall be subject to the provisions of Article VII and Article IX of the Plan.

     (c) If payment of benefits as an annuity commences prior to the Participant's Normal Retirement Date, the benefit determined in
          (a) above will be actuarially reduced according to the same unisex mortality assumption and interest rate being used on the annuity commencement date to calculate alternate benefits under the CLARCOR Pension Plan.

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                                   ARTICLE IV
                             INVOLUNTARY TERMINATION
                           FOLLOWING CHANGE OF CONTROL

In the event the employment of a Participant by CLARCOR and/or its subsidiaries terminates prior to his or her Normal Retirement Date by reason of an Involuntary Termination following a Change of Control, the Participant shall be entitled to receive a single sum payment, determined in accordance with Article IX of the Plan, in an amount equal to the actuarial equivalent of a monthly benefit for his or her life calculated as follows:

         (1)   Compute an Early Retirement Benefit for the Participant as
                      provided in Article III (whether or not such Participant had reached 60 years of age or completed 5 years of service prior to the date of his or her death), but including in the numerator of clause
                      (a)(3) thereof one additional year of service credit (not to exceed 5 years) for each year between the date of such termination and the Participant's Normal Retirement Date; and,
         (2)   Assume payments of such Early Retirement Benefit commenced on the first day of the month following the date of such termination, without actuarial reduction attributable to the first five years prior to Normal Retirement Date.



                                    ARTICLE V
                       TERMINATION OF EMPLOYMENT PRIOR TO
                                EARLY RETIREMENT

In the event the employment of a Participant by CLARCOR and/or its subsidiaries terminates prior to his or her attainment of age 60, but after he has both attained age 50 and completed 5 years of service, for any reason other than Cause, death or Involuntary Termination following a Change of Control, such a Participant shall receive a monthly benefit for his or her life equal to:

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     (a)  The product of
          (1)  sixty five (65%) percent of the Participant's Average
                       Monthly Compensation computed at termination; and
          (2)  a fraction, the numerator of which is the number of years of such Participant's actual service to CLARCOR and/or its subsidiaries (plus, in the case of a Participant whose benefit is reduced under clause (4) of this paragraph by any retirement benefits provided by a prior employer, the Participant's years of service for such prior employer). and the denominator of which is the number of years of such service the Participant would have had if his or her employment had continued until Normal Retirement Date;
               reduced by
          (3)  the sum of his or her Pension Retirement Benefits payable at
                       Normal Retirement Date under the CLARCOR Pension Plan and the CLARCOR Supplemental Plan;
               and by
          (4)  the retirement benefits, if any, that may have been provided to the Participant by a prior employer, if such reduction has been specified by the Board as a condition of the Participant's entry into this Plan.

     (b) Payment of benefits shall commence either (i) on the Participant's Normal Retirement Date or (ii) the first day of any month beginning after the Participant's attainment of age 60 and termination of employment with CLARCOR and all of its subsidiaries, as the Plan Administrator shall determine.

     (c) If payment of benefits as an annuity commences prior to the Participant's Normal Retirement Date, the benefit determined in
          (a) above will be actuarially reduced according to the same unisex mortality assumption and interest rate being used on the annuity commencement date to calculate alternate benefits under the CLARCOR Pension Plan.

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     (d)  If the employment of a Participant by CLARCOR and/or its subsidiaries terminates before he has attained age 50 and completed 5 years of service for any reason other than Cause, death, disability or Involuntary Termination following a Change of Control, no benefits will be payable from the Plan to or with respect to such Participant.

     (e) If the employment of a Participant is terminated by CLARCOR and/or its subsidiaries for Cause no benefits will be payable from the Plan to or with respect to such Participant.


                                   ARTICLE VI
                         TOTAL AND PERMANENT DISABILITY

In the event the employment of a Participant by CLARCOR and/or its subsidiaries terminates prior to his or her Normal Retirement Date under circumstances in which the Board determines that a Participant has become Disabled, such Participant shall be entitled to receive a monthly benefit for his or her life equal to:
     (a)
          (1)  sixty five (65%) percent of the Participant's Average
                       Monthly Compensation computed at termination; and
               reduced by
          (2)  the sum of his or her Pension Retirement Benefits payable at
                       Normal Retirement Date under the CLARCOR Pension Plan and the CLARCOR Supplemental Plan.
               and by
          (3)  the retirement benefits, if any, that may have been provided to the Participant by a prior employer, if such reduction has been specified by the Board as a condition of the Participant's entry into this Plan.

     (b) Payment of benefits shall commence either (i) on the Participant's Normal Retirement Date or (ii) the first day of any month beginning after the

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          Participant's termination of employment with CLARCOR and all of its subsidiaries, as the Plan Administrator shall determine.

     (c) If payment of benefits as an annuity commences prior to the Participant's Normal Retirement Date, the benefit determined in
          (a) above will be actuarially reduced according to the same unisex mortality assumption and interest rate being used on the annuity commencement date to calculate alternate benefits under the CLARCOR Pension Plan.

                                   ARTICLE VII
                                      DEATH

In the event that a Participant predeceases his or her spouse, the spouse shall be entitled to receive the following benefits:

     (a) If death of the Participant occurs prior to the commencement of benefits hereunder, and prior to the Participant's Normal Retirement Date, the Participant's spouse shall receive a monthly benefit calculated in accordance with Article VI, in the amount that would have been payable to the Participant if he or she had terminated employment on the day preceding his or her date of death and had elected an actuarially reduced annuity commencing on that date. If death of the Participant occurs prior to the commencement of benefits hereunder, and on or after the Participant's Normal Retirement Date, the Participant's spouse shall receive a monthly benefit calculated in accordance with
          Article VIII as if such Participant had retired on the day preceding his or her date of death and had elected an annuity commencing on that date. Payment of monthly benefits to the spouse shall commence on the first day of the month following such Participant's death and continue for 15 years or until the death of the spouse, whichever occurs first.

     (b) If the death of the Participant occurs after the commencement of payment of benefits hereunder, his or her surviving spouse to whom he was married at the date benefits commenced shall receive monthly payments equal to those being

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          paid to such Participant on the date of his or her death.  Such payments shall continue so that the total payment period (including all payments to the Participant) equals 15 years, or until the death of the spouse, whichever occurs first.

     (c) If the Participant has received the benefits to which he is entitled from this Plan in the form of a single sum prior to his or her death, no further benefits shall be paid.

Notwithstanding the foregoing, if benefits under this Plan were payable in a single sum or in installments under an election made by the Participant under
Article IX of the Plan, but the full value of the Participant's benefit had not been paid as of the date of his or her death, payment of any unpaid installments, or the balance of any single sum payment that was deferred by CLARCOR to assure its deductibility for federal income tax purposes, shall be made to the Participant's beneficiary, as named in a document filed with the Secretary of CLARCOR, or if none is so named, to the Participant's surviving spouse, if any, or, if none, to the estate or estate planning trust of the Participant, as the Plan Administrator shall determine.

                                  ARTICLE VIII
                               DEFERRED RETIREMENT

In the event a Participant continues employment beyond his or her Normal Retirement Date, such Participant shall receive a monthly benefit for his or her life alone equal to:

          (1)  sixty five (65%) percent of the Participant's Average
                       Monthly Compensation;
               reduced by
          (2)  the sum of his or her Pension Retirement Benefits payable at
                       Normal Retirement Date under the CLARCOR Pension Plan and the CLARCOR Supplemental Plan;
               and by

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          (3)  the retirement benefits, if any, that may have been provided to the Participant by a prior employer, if such reduction has been specified by the Board as a condition of the Participant's entry into this Plan.

Payment of benefits pursuant to this Article VIII shall commence on the Participant's Deferred Retirement Date and shall be subject to the provisions of
Article VII and Article IX of the Plan.

                                   ARTICLE IX
                           FORM OF PAYMENT OF BENEFITS

Payment of benefits shall be made either in the form specified in the applicable Article, in the form of a single sum payment, or in substantially equal installments payable at least annually over a period not to exceed 10 years.
The form of payment shall be as requested by the Participant prior to the earliest date benefits are payable, and as approved by the Plan Administrator. The determination of the single sum shall be based on the unisex mortality assumptions then being used to calculate alternative benefits under the CLARCOR Pension Plan and on the immediate interest rate that would be used by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination as in effect as of the date of distribution. If payment is to be made in installments, the principal amount thereof shall be the single sum payment as calculated above, and interest shall be paid on the unpaid balance at the prime rate. If all or a part of any payment to be made in any year would not be deductible by CLARCOR under the provisions of the Internal Revenue Code of 1986, CLARCOR may, in its discretion, withhold payment of such non deductible portion and pay that amount in succeeding years, with interest on the unpaid balance at the prime rate.


                                    ARTICLE X
                                     EXPENSE

Costs and expenses of administering this Plan and providing its benefits will be paid by CLARCOR. CLARCOR will pay, to the full extent permitted by law, all legal fees and expenses which the Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by CLARCOR, the Participant or others of the validity or enforceability of, or liability under, any

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provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

ARTICLE XI
INALIENABILITY

No benefit payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by a Participant or his or her spouse or beneficiary and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; nor shall CLARCOR be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit.

                                   ARTICLE XII
                            AMENDMENT AND TERMINATION

CLARCOR may amend or terminate this Plan at any time by action of the Board, without the consent of any Participant or his or her spouse or beneficiaries; PROVIDED, HOWEVER, that (i) this Plan shall not be amended or terminated so as to reduce the benefits payable to a Participant to less than the amount the Participant would have been entitled to receive if he had retired (if he was then eligible to do so) immediately preceding the effective date of the amendment or termination, or (if he was not then eligible to retire) if his or her employment had then terminated under Article V (Relating to Termination of Employment Prior to Early Retirement), disregarding any minimum required age or period of service, and (ii) no amendment or termination shall reduce the benefit payable under this Plan to a Participant whose employment terminated prior to such amendment or termination, or to a spouse or beneficiary of such Participant.

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                                  ARTICLE XIII
                            OBLIGATIONS OF SUCCESSORS

CLARCOR will not be a party to any merger, consolidation or reorganization unless its obligations under this Plan are expressly assumed by its successor or successors.
                                   ARTICLE XIV
                              PARTICIPANT'S RIGHTS

The right of a Participant or any person claiming under this Plan to receive distributions hereunder shall be an unsecured claim against the general assets of CLARCOR and no Participant shall have any rights in or against any particular asset of CLARCOR.

Nothing herein shall confer upon any Participant any right to continue in CLARCOR's employment.


                                   ARTICLE XV
                             FORFEITURE OF BENEFITS

Anything to the contrary contained in this Plan notwithstanding, unless the Board shall otherwise determine in its sole discretion, all benefits paid or payable to a Participant under this Plan prior to a Change of Control (other than benefits payable pursuant to Article IV) shall be forfeited if the Participant, without the prior written consent of CLARCOR, knowingly engages in (as owner, partner, shareholder, employer, director, officer, agent, consultant or otherwise), with or without compensation, any business which is in competition with CLARCOR or any of its subsidiaries or if the Participant, without the prior written consent of CLARCOR, provides any third party with any confidential information with respect to CLARCOR or any of its subsidiaries.

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                                   ARTICLE XVI
                                 ADMINISTRATION

This Plan shall be administered by the Board which may delegate its duties to or request advice from its Compensation and Stock Option Committee. Said Board or Committee in the event of delegation shall have sole discretionary authority to control and manage the operations and administration of this Plan, including the authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder, and all other rights and powers necessary and convenient to the carrying out of its functions hereunder. Any decision by the Board or Committee shall be final and binding on all parties hereto, subject to the claims procedure described below.

Any denial of a claim for benefits hereunder shall be stated in writing, shall set forth the specific reasons for the denial, and the Participant shall be given a reasonable opportunity for review and appeal of the decision denying the claim, all in accordance with the claims procedures set forth in the CLARCOR Pension Plan for claims with respect to benefits thereunder (the terms of which are hereby incorporated herein by reference), except that the Board or Compensation and Stock Option Committee shall act in place of the Pension Committee under the CLARCOR Pension Plan.

This Plan shall be governed by and subject to applicable Federal laws and the laws of the State of Illinois.

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